Chittenden Corporation
Average Balances, Interest Income and Expense, and Average Rates (Unaudited)



                                          For the Three Months Ended March 31,
                                                          1995
                                       -----------------------------------------
                                                         Interest      Average
                                         Average          Income/       Yield/
                                        Balance (4)     Expense(1)     Rate(1)
                                       -----------------------------------------
                                                     (In Thousands)
ASSETS
Interest-Earning Assets:
  Loans (2)                                $896,076       $20,660         9.35%
  Industrial Revenue Bonds (3)                7,450           225        12.25
  Investments:
    Taxable                                 199,875         3,102         6.29
    Tax-Favored Debt Securities              44,141           700         6.43
    Tax-Favored Equity Securities            15,982           257         6.52
  Interest-Bearing Deposits in Banks            100             1         4.06
  Federal Funds Sold                         44,800           642         5.81
                                            -------       -------
    Total Interest-Earning Assets         1,208,424        25,587         8.59
                                                          -------
  NonInterest-Earning Assets                102,323
  Allowance for Possible Loan Losses        (20,041)
                                            -------
    Total Assets                         $1,290,706
                                        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-Bearing Liabilities:
  Savings and Interest-Bearing
    Transactional Accounts                  561,078         5,164         3.73
  Certificates of Deposit $100,000
    and Over                                107,701         1,497         5.64
  Other Time Deposits                       310,464         3,493         4.56
                                            -------       -------
    Total Interest-Bearing Deposits         979,243        10,154         4.21

  Short-Term Borrowings                      30,823           531         6.99
                                            -------       -------
    Total Interest-Bearing Liabilities    1,010,066        10,685         4.29
                                                          -------
NonInterest-Bearing Liabilities:

  Demand Deposits                           162,410
  Other Liabilities                          13,027
                                            -------
    Total Liabilities                     1,185,503

  Stockholders' Equity                      105,203
                                            -------
    Total Liabilities and
      Stockholders' Equity               $1,290,706
                                        ===========
Net Interest Income                                       $14,902
                                                          =======

Interest Rate Spread (5)                                                  4.30%

Net Yield on Earning Assets (6)                                           5.00%



(1) On a fully taxable equivalent basis. Calculated using a Federal Income Tax Rate of 35%.
(2)  Includes nonperforming loans
(3)  Industrial revenue bonds are included in Loans in the Financial
     Statements.
(4)  Average balances are based on historical amortized cost balances.
(5) Interest rate spread is the average rate earned on total interest-earning assets less the average rate paid for interest-bearing liabilities.
(6) Net yield on earning assets is net interest income divided by total interest-earning assets.

The accompanying notes are an integral part of these consolidated financial statements.



Chittenden Corporation
Average Balances, Interest Income and Expense, and Average Rates (Unaudited)


                                          For the Three Months Ended March 31,
                                                          1994
                                       -----------------------------------------
                                                         Interest      Average
                                           Average       Income/       Yield/
                                          Balance (4)   Expense(1)     Rate(1)
                                       -----------------------------------------
                                                     (In Thousands)
ASSETS
Interest-Earning Assets:
  Loans (2)                                $824,787       $15,863         7.80%
  Industrial Revenue Bonds (3)               10,244           217         8.59
  Investments:
    Taxable                                 208,670         2,615         5.08
    Tax-Favored Debt Securities              28,840           361         5.08
    Tax-Favored Equity Securities            28,694           266         3.76
  Interest-Bearing Deposits in Banks          2,266            18         3.22
  Federal Funds Sold                         15,000           123         3.33
                                            -------       -------
    Total Interest-Earning Assets         1,118,501        19,463         7.06
                                                          -------
  NonInterest-Earning Assets                 95,163
  Allowance for Possible Loan Losses        (19,331)
                                            -------
    Total Assets                         $1,194,333
                                        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-Bearing Liabilities:
  Savings and Interest-Bearing
    Transactional Accounts                  502,057         2,965         2.40
  Certificates of Deposit $100,000
    and Over                                 70,632           607         3.49
  Other Time Deposits                       312,847         2,908         3.77
                                            -------       -------
    Total Interest-Bearing Deposits         885,536         6,480         2.97

  Short-Term Borrowings                      43,062           476         4.48
                                            -------       -------
    Total Interest-Bearing Liabilities      928,598         6,956         3.04
                                                          -------
NonInterest-Bearing Liabilities:

  Demand Deposits                           153,544
  Other Liabilities                          13,076
                                            -------
    Total Liabilities                     1,095,218

  Stockholders' Equity                       99,115
                                            -------
    Total Liabilities and
      Stockholders' Equity               $1,194,333
                                        ===========
Net Interest Income                                       $12,507
                                                          =======

Interest Rate Spread (5)                                                  4.02%

Net Yield on Earning Assets (6)                                           4.53%



(1) On a fully taxable equivalent basis. Calculated using a Federal Income Tax Rate of 35%.
(2)  Includes nonperforming loans
(3)  Industrial revenue bonds are included in Loans in the Financial
     Statements.
(4)  Average balances are based on historical amortized cost balances.
(5) Interest rate spread is the average rate earned on total interest-earning assets less the average rate paid for interest-bearing liabilities.
(6) Net yield on earning assets is net interest income divided by total interest-earning assets.

The accompanying notes are an integral part of these consolidated financial statements.